SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 16, 2012

TARA GOLD RESOURCES CORP.
(Name of Small Business Issuer in its charter)

Nevada	000-29595	90-0316566
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

375 N. Stephanie St.
Bldg. 2, Ste. #211
Henderson, NV 89014
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (888) 901-4550

N/A
 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                Non-reliance on Previously Issued Financial Statements

(a)           Tara Gold Resources Corp. (the “Company”) determined, during the preparation of its annual report on Form 10-K for the year ended December 31, 2011, that it failed to properly recognize exploration expenses and a stock liability totaling $1,432,805 during 2011 pertaining to the purchase of technical data for the Centenario, La Palma and La Verde mining concessions. Tara Minerals Corp., the Company’s majority-owned subsidiary, issued shares of its common stock in payment of the technical data and  guaranteed the price of Tara Minerals’ common stock at $2.00 per share to the seller of the technical data.  The purchase agreements were filed as exhibits to Tara Minerals’ March 31, 2011 Form 10-Q report, At the time of issuance, Tara Minerals’ common stock was valued at $0.85 per share, which was the market price of Tara Minerals’ common stock at that time.  This resulted in the understatement of exploration expenses of $1,432,805 in the Company’s Statement of Operations for the nine months ended September 30, 2011.

The Company’s audited financial statements for the year ended December 31, 2011, filed as part of the Company’s annual report on Form 10-K on April 14, 2012, corrected this error.

The Company’s principal financial and accounting officer discussed the error with the Company’s former and current independent accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 15, 2012

TARA GOLD RESOURCES CORP.

By:	/s/ Lynda R. Keeton-Cardno, CPA
Lynda R. Keeton-Cardno, CPA
Chief Financial and Accounting Officer

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